Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report on Form 10-K of Infinity Resources Holdings Corp. (the “Company”) for the transition period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Laurie L. Latham, Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laurie L. Latham
Laurie L. Latham
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: April 15, 2013

This certification accompanies the Transition Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Infinity Resources Holdings Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Transition Report on Form 10-K), irrespective of any general incorporation language contained in such filing.